UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report: March 23, 2017

(Date of earliest event reported) March 17, 2017

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 23, 2017, Envestnet, Inc. (“Envestnet”) and certain of its subsidiaries entered into a first amendment (the “First Amendment”) to their amended and restated credit agreement, dated November 19, 2015 (the “Amended and Restated Credit Agreement”) with a group of banks (the “Banks”), for which Bank of Montreal is acting as administrative agent (the “Administrative Agent”).

The First Amendment amended, among other definitions, the definition of “Adjusted EBITDA” to add back to Net Income (as defined), non-income tax expense adjustment for such period to the extent such adjustment is non-cash.  The First Amendment also amended certain representations related to taxes and certain covenants related to taxes and compliance with laws.  The First Amendment also amended certain covenants to permit us to deliver our audited financial statements for the year ended December 31, 2016 within 150 days of December 31, 2016 and to deliver our 2017 operating plan within 90 days after December 31, 2016.

There is no material relationship between Envestnet or any of its subsidiaries or affiliates and Bank of Montreal, other than in respect of the Amended and Restated Credit Agreement, as amended, and certain commercial and investment banking relationships, all of which have been entered into in the ordinary course of business.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.39 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

On March 23, 2017, Envestnet issued a press release regarding Envestnet’s financial results for its fourth quarter and fiscal year ended December 31, 2016. The full text of Envestnet’s press release is furnished herewith as Exhibit 99.1.

The information in this Item 2.02 and the attached exhibit is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing of Envestnet under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 17, 2017, as a result of the delay in filing its Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”), Envestnet received a letter from the New York Stock Exchange (the “NYSE”) notifying it that it was not currently in compliance with the NYSE’s continued listing requirements under the timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual. Such notices are routinely issued by the NYSE in situations when there are late filings with the SEC.  Under NYSE rules, Envestnet has six months from March 1, 2017, subject to ongoing evaluation, to file the 2016 Form 10-K. Until the 2016 Form 10-K is filed, Envestnet’s common stock will remain listed on the NYSE under the symbol “ENV,” but will be assigned an “LF” indicator to signify late filing status.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.39

First Amendment, dated March 23, 2017, to Amended and Restated Credit Agreement among Envestnet, Inc., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of Montreal, as Administrative Agent

99.1	Press Release dated March 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

	By:	/s/ Peter H. D’Arrigo
Name: Peter H. D’Arrigo
Title: Chief Financial Officer

Date: March 23, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.39

First Amendment, dated March 23, 2017, to Amended and Restated Credit Agreement among Envestnet, Inc., the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of Montreal, as Administrative Agent

99.1	Press Release dated March 23, 2017